Exhibit 10.1

FIRST AMENDED EXECUTIVE EMPLOYMENT AGREEMENT

This First Amended Executive Employment Agreement (“Agreement”) is entered into effective as of November 11, 2020 (the “Effective Date”) by and between Kintara Therapeutics, Inc. (formerly DelMar Pharmaceuticals, Inc.), a Nevada corporation (the “Company”) and Saiid Zarrabian (“Executive”).

INTRODUCTION

WHEREAS, the parties are subject to an Executive Employment Agreement dated as of May 21, 2018; and

WHEREAS it is the parties’ intention to adjust certain terms and conditions of the Executive’s employment as of the Effective Date;

NOW THEREFORE, in consideration of the promises and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

AGREEMENT

1.

Bonus.  Executive shall be eligible to receive an annual (fiscal year) performance bonus of up to fifty percent (50%) of Base Salary, subject to the achievement of performance targets or criteria established by the Board for such year in consultation with Executive.  In the event of overachievement of such targets or criteria for a year, the Board may increase the bonus for such year to up to an additional twenty-five percent (25%) of his Base Salary.

2.

Vacation.  Executive shall be entitled to thirty (30) vacation days each calendar year.  Executive shall be permitted to carryover up to thirty (30) unused vacation days from any one “Employment Year” (as defined in the Executive Employment Agreement) to another year (“Carryover Vacation Days”). To the extent that Executive has more than thirty (30) unused vacation days upon the expiration of any Employment Year, such vacation days shall be forfeited.

3.

Notices. Any notice or other communication required, permitted or desired to be given under this Agreement shall be deemed delivered when personally delivered; the business day, if delivered by overnight courier; the same day, if transmitted by facsimile on a business day before noon, Eastern Standard Time; the next business day, if otherwise transmitted by facsimile; and the third business day after mailing, if mailed by prepaid certified mail, return receipt requested, as addressed or transmitted as follows (as applicable):

If to Executive:

The address of Executive’s principal residence kept in the Company’s records, with a copy to him (during the Employment Period) at his office.

If to the Company:

Kintara Therapeutics, Inc.

12707 High Bluff Dr., Suite 200

San Diego, CA 92130

Attention: Chairman of the Board

4.	Employment Agreement Surviving Provisions. Except as modified herein, all original terms in the Executive Employment Agreement shall survive and remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first indicated above.

THE COMPANY

KINTARA THERAPEUTICS, INC.

By: _/s/ Robert Toth, Jr._______________

Name: Robert Toth, Jr.

Title: Chairman, Kintara Therapeutics, Inc., Compensation Committee

EXECUTIVE

By: _/s/ Saiid Zarrabian______________

Name: Saiid Zarrabian

Title: Chief Executive Officer